UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14272 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The following is a description of the Peregrine Pharmaceuticals, Inc. (the “Registrant”) Incentive Stock Bonus Plan (the “Stock Bonus Plan”) provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

The purpose of the Stock Bonus Plan is to promote the interests of the Registrant and its stockholders by providing a total of nineteen key employees and consultants with financial rewards upon achievement of various research and clinical goals (“Performance Goals”). The terms of the Plan were approved by the Registrant’s Compensation Committee of the Board of Directors on February 13, 2006 and the Plan will remain effective through the fourth quarter of the Registrant’s fiscal year ending April 30, 2007. A series of company Performance Goals have been established, with each Performance Goal having a specific targeted attainment date (the “Target Date”). Up to 1,737,166 shares of the Registrant’s common stock could be issued under the Stock Bonus Plan upon the achievement of all Performance Goals by the Target Date. Shares earned under the Stock Bonus Plan will be issued from the Registrants 2005 Stock Incentive Plan, which was approved by the Registrant’s stockholders at the 2005 Annual Meeting of Stockholders.

Our Chief Executive Officer, Chief Financial Officer, and Vice President of Business Development, as well as sixteen other vice presidents, director-level and key employees and consultants, are participants in the Stock Bonus Plan.

The number of Bonus Shares is capped at a certain percentage of the individual’s base compensation (the “Individual Bonus Share Pool”), with the percentage depending on the individual’s expected level of contribution towards the timely attainment of the Performance Goals. Different percentage multipliers (a “Performance Goal Multiplier”) are applied to each of the Performance Goals, such that, in the event a Performance Goal is attained by the predetermined Target Date, then each participant shall have earned a number of Bonus Shares equal to the applicable Individual Bonus Share Pool multiplied by the applicable Performance Goal Multiplier.

On February 15, 2006, a Performance Goal was achieved by the assigned Target Date and in accordance with the Stock Bonus Plan, a total of 28,953 shares were earned by the participants, including 3,797 shares, 3,015 shares, and 2,500 shares earned by the Chief Executive Officer, Chief Financial Officer, and Vice President of Business Development, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: February 16, 2006	By:	/s/ Steven W. King
Steven W. King
President and CEO, Director